UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 15, 2025
YEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
61 Ninth Avenue
New York, NY 10011
(Address of principal executive offices, including zip code)
(212) 994-3900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YEXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 15, 2025 (the “Closing Date”), Yext, Inc. (the “Company”), entered into a Credit Agreement by and among the Company, the lenders from time to time party thereto and Acquiom Agency Services LLC, as Administrative Agent (the “Credit Agreement”).
The Credit Agreement provides for (i) a senior secured initial term loan facility (the “Initial Term Loan Facility”) in an aggregate principal amount of up to $100,000,000, (ii) a secured delayed draw term loan facility in an aggregate principal amount of up to $50,000,000 (the “Delayed Draw Term Loan Facility”), and (iii) an uncommitted secured discretionary delayed draw term loan facility in an aggregate principal amount of up to $50,000,000 (the “Discretionary Delayed Draw Term Loan Facility”, and together with the Initial Term Loan Facility and the Delayed Draw Term Loan Facility, the “Term Loan Facilities”). The Company will use the proceeds of the term loans made under the Initial Term Loan Facility (the “Initial Term Loans”) to repay existing debt and related fees and expenses associated with Term Loan Facilities, with the remainder available for general corporate purposes. The proceeds of the term loans made under the Delayed Draw Term Loan Facility (the “Delayed Draw Term Loans”) may be used for general corporate purposes. The Company borrowed $100,000,000 of Initial Term Loans on the Closing Date. The Delayed Draw Term Loans may be borrowed by the Company, subject to the satisfaction of certain conditions, during the period from the Closing Date through [_], 2026.
Under the Credit Agreement, the Term Loan Facilities bear interest, at the Company's option, at an annual rate based on an adjusted term SOFR rate or a base rate. Term Loans based on the adjusted term SOFR rate shall bear interest at a per annum rate equal to term SOFR plus 5.25% (subject to a 1.00% floor). Term Loans based on the base rate shall bear interest at a per annum rate equal to the greatest of (i) the prime rate then in effect, (ii) the greater of the federal funds effective rate then in effect, plus 0.50% per annum, (iii) an adjusted term SOFR rate determined on the basis of a one-month interest period, plus 1.00% per annum, and (iv) 2.00%, in each case, plus a margin of 4.25%. Interest is due and payable in arrears quarterly for Term Loans bearing interest at the base rate and at the end of an interest period (or quarterly, in the case of any interest period longer than 3 months) in the case of Term Loans bearing interest at the adjusted term SOFR rate.
The obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Company and the obligations under the Credit Agreement are secured by a lien on substantially all of the property of the Company and certain subsidiary guarantors.
The Credit Agreement contains customary affirmative and negative covenants and restrictions typical for a financing of this type that, among other things, restricts the Company and its subsidiaries’ ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, enter into sale-leaseback transactions, transfer and sell material assets and merge or consolidate. The Credit Agreement also contains financial covenants that require the Company to maintain minimum qualified cash of at least $35,000,000 at all times and minimum consolidated EBITDA for relevant test periods, tested on a quarterly basis. The Credit Agreement contains customary events of default relating to, among other things, payment defaults, breach of covenants, cross acceleration to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. Non-compliance with one or more of the covenants and restrictions or the occurrence of an event of default could result in the full or partial principal balance of the Credit Agreement becoming immediately due and payable and termination of the commitments.
In addition, the Term Loans are subject to certain mandatory prepayment events, including an excess cash flow sweep of up to 30% for excess cash flow periods in which the Company’s annualized recurring revenue is less than $350,000,000.
The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement
On May 15, 2025, in connection with entry into the Credit Agreement, the Company used a portion of the proceeds of the Initial Term Loans under the Credit Agreement to pay all outstanding principal, interest and other amounts owing under its existing Credit Agreement, dated as of March 11, 2020 (as amended by that certain First Amendment to Credit Agreement and Guarantee and Collateral Agreement, dated as of January 29, 2021, that certain Second Amendment to Credit Agreement, dated as of December 22, 2022, and that certain Third Amendment to Credit Agreement, dated as of July 26, 2024, the “Existing Credit Agreement”), among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as administrative agent, collateral agent, issuing lender and swingline lender.
Item 2.02. Results of Operations and Financial Condition
On May 21, 2025, the Company issued a press release (the “Press Release”) announcing the entry into the Credit Agreement. The Press Release also included certain updates to the Company’s guidance for the first fiscal quarter ended April 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The Company uses its Investor Relations page (http://investors.yext.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD
As of May 1, 2025, Thomas Nielsen, the Company’s Chief Revenue Officer, is no longer with the Company. As a result, Michael Walrath, the Company’s Chief Executive Officer, has assumed Mr. Nielsen’s responsibilities on an interim basis effective May 1, 2025. The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor will it be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1*	Credit Agreement, dated May 15, 2025, by and among the Yext, Inc., a Delaware corporation, the lenders from time to time party thereto and Acquiom Agency Services LLC, as Administrative Agent.
99.1	Press Release dated May 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*The registrant has omitted certain immaterial schedules and exhibits to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The schedule of exhibits omitted is included with such agreement. The registrant shall supplementally furnish a copy of any of the omitted schedules to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Darryl Bond
Darryl Bond Chief Financial Officer

Date: May 21, 2025